SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NeoMagic Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3250 Jay Street

Santa Clara, California 95054

(408) 988-7020

June 1, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NeoMagic Corporation (the “Company”), which will be held on July 8, 2004 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California.

This booklet includes the Notice of the Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and also provides important information about the Company and the items to be voted upon that you should consider when you vote your shares. Also included with this booklet is a copy of the Company’s Annual Report for the fiscal year ended January 31, 2004. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets, products and services, as well as the Company’s audited financial statements.

At this meeting, among other things, you will be asked to consider and vote upon the election of six directors. All six of the nominees are currently directors of the Company. Your Board of Directors recommends that you vote FOR the nominees.

You will also be asked to approve an amendment to the Company’s 2003 Stock Plan, (the “2003 Plan”) to provide for an increase in the number of shares of Common Stock available for issuance under the 2003 Plan by 1,500,000. This amendment would allow the grant of additional stock options, stock appreciation rights and stock purchase rights to eligible employees, non-employee directors and consultants in order for us to continue to attract and retain outstanding and highly skilled individuals. Your Board of Directors has approved this amendment and recommends that you vote FOR this proposal.

In addition, you will be asked to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year ending January 31, 2005. Ernst & Young has audited the Company’s financial statements since the Company’s inception, and the Board considers this firm to be well qualified for this position. Consequently, your Board of Directors recommends that you vote FOR this proposal.

Finally, you will be asked to consider such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please fill in, date and sign the enclosed proxy card and mail it promptly in the envelope provided.

Very truly yours,

/s/    Prakash Agarwal

Prakash Agarwal

President and Chief Executive Officer

NEOMAGIC CORPORATION

Notice of Annual Meeting of Stockholders

to be held July 8, 2004

To the Stockholders of NeoMagic Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of NeoMagic Corporation, a Delaware corporation (the “Company”), will be held on Thursday, July 8, 2004 at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California.

At the Annual Meeting, Stockholders will be asked:

1.	To elect six directors – Prakash Agarwal, Brian P. Dougherty, James Lally, Anil Gupta, Paul Richman and Carl Stork;

2.	To increase the number of shares available for issuance under the Company’s 2003 Stock Plan by 1,500,000;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2005; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Stockholders of record as of the close of business on May 14, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary’s office, 650 Page Mill Road, Palo Alto, California, 94304-1050 for ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Michael J. Danaher Michael J. Danaher
Secretary

Santa Clara, California

June 1, 2004

NEOMAGIC CORPORATION

3250 Jay Street

Santa Clara, California 95054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Matters to be Considered

At the Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of NeoMagic Corporation (the “Company”) will be asked to: (i) elect six directors, (ii) approve an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares reserved thereunder by 1,500,000, and (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2005. The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than as set forth in the Notice of the Annual Meeting. If any other matters properly come before the Annual Meeting, the person named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

This Proxy Statement and the accompanying form of Proxy are first being mailed on or about June 1, 2004 to all stockholders entitled to vote at the Annual Meeting.

Date, Time, Place, Record Date and Shares Entitled to Vote

The enclosed proxy is solicited on behalf of the Company’s Board of Directors for use at the Annual Meeting to be held on Thursday, July 8, 2004, at 10:00 a.m., local time, or any continuation or adjournment thereof, for the purposes set forth herein and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California. The telephone number at this address is (650) 493-9300.

The Company has set May 14, 2004 as the record date (the “Record Date”). The stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 32,238,109 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of NeoMagic common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Vote Required

In the election of directors, the six persons receiving the highest number of “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If a stockholder holds shares beneficially in “street name” (shares held in a brokerage account or by another nominee) and does not provide the stockholder’s broker with voting instructions, such shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

In the election of directors, a stockholder may elect to cumulate votes. Cumulative voting will allow the stockholder to allocate among the director nominees in the stockholder’s discretion, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares such stockholder holds. For example, if a stockholder owns 100 shares of stock, and there are six directors to be elected at the annual meeting, the stockholder could allocate 600 “FOR” votes (six times 100) among as few or as many of the six nominees to be voted on at the annual meeting. However, no stockholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

Voting and Revocation of Proxies

Stockholders are required to complete, date, sign and promptly return the accompanying form of proxy in the envelope provided. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, your shares will be voted in accordance with the recommendations of the Board (FOR all of the Company’s nominees to the Board, FOR amendment of the 2003 Stock Plan, FOR ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the Company’s principal offices, located at 3250 Jay Street, Santa Clara, California 95054, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Deadline for Receipt of Proposals by Stockholders

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at our principal executive offices no later than January 23, 2005, in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting. Any nominations for election to the board of directors at the next annual meeting received by the Company in accordance with the requirements above will be considered by the Nominating and Corporate Governance Committee of our Board of Directors.

Proxy Solicitation

The cost for this solicitation will be borne by the Company. The Company has retained the services of the Altman Group to assist in the solicitation of proxies at an estimated fee of approximately $5,000, plus reimbursement of reasonable costs and expenses. The Company may reimburse brokerage firms and persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

Basis of Presentation

The Company’s fiscal year generally consists of a fifty-two week period ending on the Sunday closest to the January month end. Fiscal year 2002 ended on January 27, 2002. Fiscal year 2003 ended on January 26, 2003. Fiscal year 2004 ended on January 25, 2004. For convenience, our fiscal years in this Proxy Statement have been presented as ending on January 31.

PROPOSAL ONE — ELECTION OF DIRECTORS

A board of six (6) directors is nominated for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. All nominees are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as director, or if any nominee becomes unable or declines to serve as director, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which such person is or was to be selected as a director or officer of the Company. There are no family relationships among any executive officer, director or director nominee.

Nominees for Directors

Set forth below is certain information regarding the nominees:

Name	Age	Position
Prakash C. Agarwal	50	President, Chief Executive Officer and Director
Brian P. Dougherty (2) (3)	47	Director
James Lally (1) (2)	59	Director
Anil Gupta (1) (3)	54	Director
Paul Richman (2) (3)	61	Director
Carl Stork (1)	44	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee

Prakash C. Agarwal, a co-founder of the Company, has been President, Chief Executive Officer, and a Director of the Company since its inception in 1993. Mr. Agarwal has over 20 years of engineering, marketing and general management experience in the semiconductor industry. Prior to joining the Company, he was employed as Vice President and General Manager of the Portable Products Division of Cirrus Logic, a semiconductor company. Mr. Agarwal holds a BS and a MS degree in Electrical Engineering from the University of Illinois.

Brian P. Dougherty has served as a Director of the Company since January 1997. Mr. Dougherty has been the Chief Executive Officer of Airena, Inc., a mobile software company, since May 2003. Mr. Dougherty is a founder of Wink Communications, a developer of interactive television software, and served as Chairman from 1995 through 2001. From its inception in 1983 through 1994, Mr. Dougherty served as Chief Executive Officer of Geoworks, a consumer computing device operating system manufacturer. Mr. Dougherty is a member of the Board of Directors of THQ, an interactive entertainment software company. Mr. Dougherty holds a BS degree in Electrical Engineering from the University of California at Berkeley.

James Lally has served as a Director of the Company since July 1993. Mr. Lally has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1981. He holds a BS degree in Electrical Engineering from Villanova University.

Dr. Anil Gupta has served as a Director of the Company since November 2000. Dr. Gupta has been a Professor at the Robert H. Smith School of Business, University of Maryland at College Park since 1986 and also serves on the Board of Directors of Omega Worldwide, Incorporated, an asset management company. Dr. Gupta holds a B. Tech. degree and a M.B.A. from the Indian Institute of Technology and a Ph.D. in Business Administration from the Harvard Business School.

Paul Richman has served as a Director of the Company since April 2002. Mr. Richman was Chairman and Chief Executive Officer of the Consortium for Technology Licensing, Ltd. from April 1998 to April 2003. He is one of the founders of Standard Microsystems and, over a period of twenty-nine years with the company, he served as its Vice President of Research & Development, President, Chief Executive Officer and Chairman of the Board from April 1998 to February 2002. Mr. Richman holds a BS degree in Electrical Engineering from the Massachusetts Institute of Technology and a MS degree in Electrical Engineering from Columbia University.

Carl Stork has served as a Director of the Company since June 2002. Mr. Stork is President of Ciconia & Co., LLC, a private investment firm, and a partner in Wyndcrest Holdings, LLC. Mr. Stork was employed by Microsoft Corporation in a variety of management positions from 1981 through 2002, most recently as General Manager of Hardware Strategy and Business Development. At Microsoft, Mr. Stork managed marketing and partner relationships in the development and launch of multiple releases of the Microsoft Windows operating systems and served as general manager of the team that developed Windows 98. Mr. Stork holds a MBA from the University of Washington and a BA in Physics from Harvard University.

Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present.

The Board of Directors recommends a vote FOR the above named nominees.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held eight meetings during the fiscal year ended January 31, 2004. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and all applicable committee meetings, or in the case of Mr. Sethi, the total number of meetings held since his appointment to the Board of Directors in July 2003, except Mr. Lally and Mr. Dougherty. Mr. Sethi has announced that he will not continue his service on the Board of Directors when his term expires in July 2004.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on NeoMagic Corporation’s website at http://www.NeoMagic.com/about/nominating_committee.asp. Membership on these committees is limited to non-employee directors. The Board has determined that, except Prakash Agarwal, who is an executive officer of the Company, each of the current directors has no material relationship with with NeoMagic Corporation (either directly or as a partner, shareholder or officer of an organization that has a material relationship with NeoMagic Corporation) and is independent within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with NeoMagic Corporation (either directly or as a partner, shareholder or officer of an organization that has a material relationship with NeoMagic Corporation) and is “independent” within the meaning of the NASDAQ director independence standards.

The members of the Audit Committee are Mr. Lally, Dr. Gupta and Mr. Stork. Mr. Lally currently serves as committee chairman. While each member of the Audit Committee is NASDAQ “independent” as described above, NeoMagic does currently not have an “audit committee financial expert,” as defined in Rule 401(h) of Regulation S-K, serving on its Audit Committee. NeoMagic is actively engaged in the process of evaluating potential candidates to its Board of Directors who may, among other things, fill the “audit committee financial expert” role. The functions of the Audit Committee include reviewing NeoMagic’s auditing, accounting, financial reporting and system of internal controls, overseeing the work of the independent auditors, and approving audit and non-audit services provided by the independent auditors. In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence. During the fiscal year ended January 31, 2004, the Audit Committee met seven times.

The members of the Compensation Committee are Mr. Dougherty, Mr. Lally and Mr. Richman. Mr. Dougherty currently serves as committee chairman. The functions of the Compensation Committee include approving and evaluating the executive officer compensation plans, policies and programs of the Company. During the last fiscal year, the Compensation Committee met one time.

The members of the Nominating and Governance Committee are Mr. Richman, Dr. Gupta, Mr. Dougherty and Mr. Sethi. Mr. Richman currently serves as the committee chairman. The functions of the Nominating and Governance Committee include assisting the Board by identifying prospective director nominees and recommending to the Board the director nominees for the next annual meeting of shareholders, developing and recommending to the Board the governance principles applicable to the Company, overseeing the evaluation of the Board and management, and recommending to the Board director nominees for each committee. During the last fiscal year, the Nominating and Governance Committee met three times. The charter of the Nominating and Governance Committee is available at http://www.NeoMagic.com/about/nominating_committee.asp.

Director Qualifications

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating candidates for director. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Corporate Governance Committee also considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Stockholder Communications with the Board

Stockholders of NeoMagic Corproration and other parties interested in communicating with the Board may contact any of our directors by writing to them by mail or express mail c/o NeoMagic Corporation, 3250 Jay Street, Santa Clara, CA 95054.

Policy on Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of NeoMagic Corporation stockholders. The Nominating and Corporate Governance Committee will consider, during the upcoming year, adopting a formal policy on director attendance at annual meetings of stockholders.

DIRECTOR COMPENSATION

Directors of the Company who are not also employees of the Company receive $1,000 for each Board of Directors meeting attended in person, or $500 for each Board of Directors meeting attended via telephone or video conference. No additional fee is paid for attendance of committee meetings. Each Audit Committee member receives an annual payment of $5,000 for service on the Audit Committee. In addition, the Company grants stock options to directors annually to purchase an aggregate of 35,000 shares of the Company’s Common Stock with an exercise price per share equal to the fair market value per share of the Common Stock at the time of the option grant, determined in accordance with the Company’s 2003 Stock Plan (or such other stock plan as the Board determines shall be appropriate). Such options vest at a rate of one-twelfth per month, with vesting commencing from the date of grant, subject to such member’s continued service as a director of the Company. The Company also reimburses directors for expenses incurred in attending board meetings.

PROPOSAL TWO – AMENDMENT TO THE 2003 STOCK PLAN

The Company’s 2003 Stock Plan (the “2003 Plan”) was approved by the Board of Directors and by the shareholders in July 2003. An aggregate of 1,553,746 shares of the Company’s common stock are reserved for issuance under the 2003 Stock Plan. The shareholders are being requested at this Annual Meeting to approve an amendment to the 2003 Plan to increase by 1,500,000 the number of shares that may be issued under the 2003 Plan. As of March 28, 2004, only 91,956 shares of common stock remained available for issuance under the 2003 Plan. The Board of Directors believes that the shares that remain available for issuance will be insufficient to achieve the purposes of the 2003 Plan over the term of the plan unless the additional shares are authorized and approved by the shareholders. We are asking our stockholders to approve the amendment to the 2003 Plan so that we can use it to achieve the Company’s goals. Our Board of Directors has approved the amendment to the 2003 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the 2003 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our executive officers and directors have an interest in this proposal since we may grant stock options and stock awards to them from the 2003 Plan.

We believe strongly that the approval of the amendment to the 2003 Plan is essential to our continued success. Our employees are our most valuable assets, and stock options and other awards such as those provided under the 2003 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals.

Summary of the 2003 Stock Plan

The following paragraphs provide a summary of the principal features of the 2003 Plan and its operation. The following summary is qualified in its entirety by reference to the 2003 Plan as set forth in Appendix A.

Background and Purpose of the Plan

The 2003 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, and (3) stock purchase rights (individually, an “Award”). The 2003 Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to us. The 2003 Plan also is intended to further our growth and profitability.

Administration of the Plan

The Compensation Committee of our Board of Directors (the “Committee”) administers the 2003 Plan. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the 2003 Plan, the Committee has the sole discretion to select the employees, non-employee directors and consultants who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2003 Plan and outstanding awards. The Committee may delegate any part of its authority and powers under the 2003 Plan to one or more directors and/or officers of the Company, but only the Committee itself can make awards to participants who are executive officers of the Company.

A total of 500,000 Shares of the Company’s Common Stock (“Shares”) were initially reserved for issuance under the 2003 Plan. Additionally, Shares that were reserved but not issued under our 1993 Stock Plan on the date it terminated and any Shares that would have otherwise returned to the 1993 Stock Plan as the result of termination of options or repurchase of Shares have been and will be, reserved for issuance under the 2003 Plan. As of March 28, 2004, 1,461,790 Shares were subject to outstanding Awards granted under the 2003 Plan and 91,956 Shares remained available for new Awards to be granted in the future.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2003 Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the 2003 Plan, the outstanding awards, and the per-person limits on awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, non-employee directors and consultants who will be granted awards under the 2003 Plan. The actual number of individuals who will receive an award under the 2003 Plan cannot be determined in advance because the Committee has the discretion to select the participants.

As of March 28, 2004, approximately 188 employees, directors and consultants were eligible to participate in the 2003 Plan.

Stock Options

A stock option is the right to acquire shares of the Company’s Common Stock (“Shares”) at a fixed exercise price for a fixed period of time. Under the 2003 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 2,000,000 Shares, except an additional 1,000,000 Shares may be granted to a participant in connection with his or her initial employment.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by incentive stock options or nonqualified options intended to qualify as “performance based” under Section 162(m) of the Code, unless nonqualified options are otherwise so qualified. No more than 20% of the Shares reserved for issuance under the 2003 Plan may be issued pursuant to nonqualified stock options (together with stock appreciation rights and stock purchase rights, both discussed below) with an exercise price less than 100% of the fair market value of the Shares covered by such an option on the date of grant.

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the 2003 Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2003 Plan expire at the times established by the Committee, but incentive stock options may not have a term of more than 10 years after the grant date or more than five years after the date of grant if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

The exercise price of each option granted under the 2003 Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means, which the Committee determines to be consistent with the purpose of the 2003 Plan. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. No participant may be granted stock appreciation rights covering more than 2,000,000 Shares in any fiscal year of the Company, except an additional 1,000,000 Shares may be granted to a participant in connection with his or her initial employment.

The Committee determines the terms of stock appreciation rights, except that no more than 20% of the Shares reserved for issuance under the 2003 Plan may be issued pursuant to stock appreciation rights (together with nonstatutory stock options, discussed above, and stock purchase rights, discussed below) with an exercise price less than 100% of the fair market value of the Shares covered by such a stock appreciation right on the date of grant.

A stock appreciation in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the Shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise over the fair market value of the Shares covered by the exercised portion of the stock appreciation right on the date of grant. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Committee may determine.

Stock Purchase Rights

Stock Purchase Rights are Awards of restricted Shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of restricted Shares to any participant. Also, the total number of Shares subject to Stock Purchase Rights (together with nonstatutory stock options and stock appreciation rights, both discussed above) may not exceed 20% of the Shares reserved for issuance under the 2003 Plan.

In determining whether a Stock Purchase Right should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant a Stock Purchase Right only if the participant satisfies performance goals established by the Committee.

Change of Control

In the event of a merger of the Company with or into another corporation or a “change of control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the Shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

In the event of a merger of the Company with or into another corporation or a “change of control” of the Company, any Company repurchase or reacquisition right with respect to restricted Shares acquired pursuant to a Stock Purchase Right or other Award will be assigned to the successor corporation. In the event any such Company repurchase or reacquisition right is not assigned to the successor corporation, such Company repurchase or reacquisition right will lapse and the participant will be fully vested in such restricted Shares.

Awards to be Granted to Certain Individuals and Groups

The number of Awards that an employee, non-employee director or consultant may receive under the 2003 Plan is at the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of Shares subject to options granted under the 2003 Plan during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of restricted Shares granted under the 2003 Plan during the last fiscal year, and (d) the dollar value of such restricted Shares.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Shares Granted	Dollar Value of Restricted Shares Granted
Prakash Agarwal	560,000	$2.58	n/a	n/a

Sanjay Adkar	200,000	$2.58	n/a	n/a

Stephen Lanza	—	—	—	—

Ernest Lin	180,000	$2.58	n/a	n/a

Mark Singer	100,000	$2.58	n/a	n/a

All executive officers, as a group	1,040,000	$2.58	n/a	n/a

All directors who are not executive officers, as a group	171,790	$2.55	n/a	n/a

All employees who are not executive officers, as a group	n/a	n/a	n/a	n/a

Limited Transferability of Awards

Unless the Committee provides otherwise, Awards granted under the 2003 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2003 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain (or loss).

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain (or loss). If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain (or loss).

Stock Purchase Rights

A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares received minus any amount paid for the Shares.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2003 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2003 Plan and setting limits on the number of Awards that any individual may receive. The 2003 Plan has been designed to permit the Committee to grant nonstatutory stock options and stock appreciation rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the 2003 Plan

The Board generally may amend or terminate the 2003 Plan at any time and for any reason.

Summary

We believe strongly that the approval of the amendment to the 2003 Plan is essential to our continued success. Awards such as those provided under the 2003 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable assets. We strongly believe that the amendment to the 2003 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

The Board of Directors Recommends a Vote FOR the Approval

of the Amendment to the 2003 Stock Plan

PROPOSAL THREE - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending January 31, 2005. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in May 1993. In the event that a majority of the votes cast is against the ratification, the Board of Directors will reconsider its selection.

Fees Billed to the Company by Ernst & Young LLP during fiscal year 2004 and 2003

Audit Fees:

Fees for professional services provided by Ernst & Young LLP, our independent auditors, in each of the last two fiscal years are:

(in thousands)	2004	2003
Audit Fees (1)	$423	$363
Tax Services (2)	111	338

Total	$534	$701

(1)	Fees for audit services include fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required for the international subsidiaries, accounting consultations and review of regulatory filings.
(2)	Tax fees include fees associated with domestic and international tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Non-Audit Services:

Beginning in August 2002, all non-audit related services to be performed by Ernst & Young LLP and all audit, review or attest engagements required under applicable securities laws were pre-approved by the Audit Committee. The Audit Committee has determined that the other professional services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting and will have an opportunity to make a statement, if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 28, 2004, as to shares of the Company’s Common Stock beneficially owned by: (i) each of the Named Officers listed in the Summary Compensation Table provided below, (ii) each of the Company’s directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class *
Holders of Greater Than 5%
Amaranth L. L. C. One American Lane Greenwich, Connecticut 06831 (1)	1,668,361	5.2%
Joseph L. Harrosh 40900 Grimmer Boulevard Fremont, CA 94538 (1)	2,632,268	8.2%
Directors, Nominees and Named Executive Officers
Sanjay Adkar (2)	322,280	**
Prakash C. Agarwal (3)	2,206,890	6.6%
Brian Dougherty (4)	177,833	**
Anil Gupta (5)	94,458	**
James Lally (6)	225,089	**
Stephen Lanza (7)	0	**
Ernest Lin (8)	381,576	1.2%
Paul Richman (9)	307,083	**
Vinit Sethi (10)	29,167	**
Mark Singer (11)	252,208	**
Carl Stork (12)	82,783	**

All directors and officers as a group (11 persons)	4,079,367	12.7%

*	Percent ownership is based on 32,190,389 shares of Common Stock outstanding as of March 28, 2004. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock that such persons or entities have the right to acquire within 60 days of March 28, 2004.
**	Less than 1%
(1)	This information was obtained from filings made with the Securities and Exchange Commission, the Company’s records and information provided to the Company.
(2)	Includes options to purchase 281,667 shares, exercisable within 60 days of March 28, 2004.
(3)	Includes options to purchase 1,183,333 shares, exercisable within 60 days of March 28, 2004.
(4)	Includes options to purchase 127,833 shares, exercisable within 60 days of March 28, 2004.
(5)	Includes 2,500 shares held by Dr. Gupta’s son, and options to purchase 81,958 shares, exercisable within 60 days of March 28, 2004.
(6)	Includes options to purchase 127,833 shares, exercisable within 60 days of March 28, 2004.
(7)	Mr. Lanza resigned as our Chief Financial Officer effective November 3, 2003, but remained the acting Chief Financial Officer through March 2, 2004.
(8)	Includes options to purchase 341,667 shares, exercisable within 60 days of March 28, 2004.
(9)	Includes 225,000 shares held by Mr. Richman’s spouse and options to purchase 57,083 shares, exercisable within 60 days of March 28, 2004.
(10)	Includes options to purchase 29,167 shares, exercisable within 60 days of March 28, 2004.

(11)	Includes options to purchase 210,000 shares, exercisable within 60 days of March 28, 2004.
(12)	Includes options to purchase 54,583 shares, exercisable within 60 days of March 28, 2004.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid by the Company during the last three fiscal years to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers (collectively, the “Named Officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation			All Other Compensation ($) (2)
						Awards		Payouts
		Salary ($)		Bonus ($) (1)		Restricted Stock Award(s) ($) (8)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Prakash C. Agarwal President and CEO	2004 2003 2002	274,486 317,554 333,173	(3) (3) (3)	n/a 200,000 317,600	(4) (4)	164,997 n/a n/a	1,160,000 600,000 n/a	n/a n/a n/a	31,918 12,162 10,728

Mark Singer Vice President, Marketing	2004 2003 2002	170,395 183,546 183,462	(3)	n/a n/a n/a		47,142 n/a n/a	267,500 43,333 n/a	n/a n/a n/a	11,371 14,146 11,524

Stephen Lanza Senior Vice President, Operations & Business Development & CFO	2004 2003 2002	187,362 225,088 225,004	(3)(7)	n/a n/a n/a		58,928 n/a n/a	n/a 110,000 n/a	n/a n/a n/a	23,132 16,989 14,442

Sanjay Adkar Vice President, Corporate Engineering	2004 2003 2002	209,800 230,148 230,022		100,000 1,200,000 n/a	(5)	60,242 n/a n/a	200,000 190,000 n/a	n/a n/a n/a	12,562 15,063 13,215

Ernest Lin Vice President, Global Sales	2004 2003 2002	151,516 170,774 n/a	(3)	n/a 125,000 n/a	(6)	41,904 n/a n/a	180,000 n/a n/a	n/a n/a n/a	11,226 12,725 n/a

(1)	Includes annual incentive compensation as well as discretionary bonus.
(2)	Includes premiums paid for health and life insurance, ESPP W-2 income and employee gym subsidies.
(3)	Includes vacation payout.
(4)	Represents the forgiveness of an employee note receivable.
(5)	Represents the payment of a guaranteed gain pursuant to an employment agreement. See Certain Relationships and Related Transactions section of this document for details.
(6)	Represents the payment of a performance bonus pursuant to the Asset Purchase Agreement with LinkUp Systems Corporation dated December 18, 2001.
(7)	Mr. Lanza resigned as our Chief Financial Officer effective November 3, 2003, but remained the acting Chief Financial Officer through March 2, 2004.
(8)	The value of the restricted stock awards at the end of the last fiscal year is $279,090, $79,740, $99,675, $101,899, and $70,880 for P. Agarwal, M. Singer, S. Lanza, S. Adkar, and E. Lin, respectively. Such value is calculated by multiplying the closing market price for the stock on the last trading day of the Company’s fiscal year, by the number of restricted shares held by P. Agarwal, M. Singer, S. Lanza, S. Adkar, and E. Lin on that date. The number of the restricted stock awards held by P. Agarwal, M. Singer, S. Lanza, S. Adkar, and E. Lin at the end of the last fiscal year is 63,000, 18,000, 22,500, 23,002, and 16,000, respectively. Restrictions lapsed on March 1, 2004.

STOCK OPTIONS

The following tables provide information concerning grants of options to purchase the Company’s Common Stock made to each of the Named Officers during the fiscal year ended January 31, 2004. All options granted during the fiscal year were granted under the Stock Plans. Each option becomes exercisable according to a vesting schedule, subject to the employee’s continued employment with the Company.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees	Exercise Price Per Share (2)	Expiration Date	5%	10%
Prakash Agarwal	13,000	(4)	0.29%	$2.79	09/18/13	$22,810	$57,805

	137,000	(4)	3.01%	$2.79	09/18/13	$240,382	$609,176

	50,000	(4)	1.10%	$2.79	09/18/13	$87,731	$222,327

	400,000	(4)	8.79%	$2.79	09/18/13	$701,846	$1,778,617

	540,000	(3)	11.87%	$2.58	11/06/13	$876,176	$2,220,402

	20,000	(5)	0.44%	$2.58	11/06/13	$32,451	$82,237

Sanjay Adkar	200,000	(3)	4.40%	$2.58	11/06/13	$324,510	$822,371

Stephen Lanza	—		—	—	—	—	—

Ernest Lin	180,000	(6)	3.96%	$2.58	11/06/13	$292,059	$740,134

Mark Singer	35,833	(4)	0.79%	$2.79	09/18/13	$62,873	$159,333

	7,500	(4)	0.17%	$2.79	09/18/13	$13,160	$33,349

	100,000	(3)	2.20%	$2.58	11/06/13	$162,255	$411,186

	20,000	(4)	0.44%	$2.79	09/18/13	$35,092	$88,931

	100,000	(4)	2.20%	$2.79	09/18/13	$175,462	$444,654

	4,167	(4)	0.09%	$2.79	09/18/13	$7,311	$18,529

(1)	Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the deemed fair market value of the Common Stock from the date of grant to the date of this Proxy Statement, other than the columns reflecting assumed rates of appreciation of 5% and 10%.
(2)	Options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.
(3)	Vesting of this option will commence on January 1, 2006. One-twenty-fourth of the shares will vest ratably each month thereafter.
(4)	This option vests in full on September 18, 2004.
(5)	Vesting of this option will commence on January 1, 2005. One-twelfth of the shares will vest ratably each month thereafter.
(6)	Vesting of this option will commence on January 1, 2005. One-thirty-sixth of the shares will vest ratably each month thereafter.

OPTION EXERCISES AND HOLDINGS

The following table sets forth for each of the Named Officers certain information concerning the number of shares subject to both exercisable and nonexercisable stock options at January 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of January 31, 2004.

Aggregated Option Exercises in Fiscal 2004 and Fiscal 2004 Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 31, 2004(1)		Value of Unexercised In-the-Money Options at January 31, 2004(1)(2)
			Exercisable	Nonexercisable	Exercisable	Nonexercisable
Sanjay Adkar	—	$—	248,333	391,667	$471,816	$620,584
Prakash C. Agarwal	—	$—	1,033,333	1,726,667	$1,252,333	$2,715,667
Stephen Lanza	205,000	$159,423	25,000	120,000	$32,685	$159,210
Ernest Lin	—	$—	308,333	371,667	$824,666	$578,334
Mark Singer	—	$—	193,333	359,167	$477,050	$576,300

(1)	Certain of the options granted under the Stock Plan may be exercised immediately upon grant and prior to full vesting, subject to the optionee’s entering a restricted stock purchase agreement with the Company with respect to any unvested shares. Other options granted under the Stock Plan are exercisable during their term in accordance with the Vesting Schedule set out in the Notice of Grant.
(2)	Market value of securities underlying in-the-money options at fiscal year ended (based on $4.43 per share, the closing price of the Common Stock on the Nasdaq National Market on January 25, 2004), minus the exercise price.

Information as of January 31, 2004 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

Plan Category	(A) Number of Shares to be Issued Upon Exercise of Outstanding Options	(B) Weighted Average Exercise Price of Outstanding Options	(C) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column A)
Equity compensation plans approved by shareholders	5,716,102	2.92	1,415,582	(1)
Equity compensation plans not approved by shareholders	5,814,140	2.40	1,762,982	(2)

Total	11,530,242	2.66	3,178,564

(1)	Includes 219,456 shares available for future issuance under our 2003 Stock Plan, as amended, generally used for grants to officers and directors. Any shares that would otherwise return to the 1993 Stock Plan as the result of termination of options or the repurchase of shares will become available for issuance under the 2003 Stock Plan. Also includes 1,196,126 shares available under our 1997 Employee Stock Purchase Plan.
(2)	Shares available under our 1998 Nonstatutory Stock Option Plan, used for grants to employees other than officers and directors except as provided within the plan. This plan was not previously required to be approved by shareholders. Due to regulatory changes, going forward, all material changes to the plan require shareholder approval.

DESCRIPTION OF STOCK OPTION EXCHANGE PROGRAM

On February 14, 2003, after the end of the 2003 fiscal year, the Company announced a voluntary stock option exchange program for its eligible employees in the United States and Israel (the “Exchange Program”). Under the terms of the Exchange Program, all employees (including executive officers) were given the opportunity to cancel certain outstanding stock options previously granted to them prior to January 1, 2000, in exchange for an equal number of replacement options to be granted at a future date, at least six months and one day from the cancellation date, which was March 17, 2003. In addition to any options granted prior to January 1, 2000 that an employee wished to exchange, each employee electing to participate in the Exchange Program was also required to exchange all options granted to such employee during the six-month period prior to March 17, 2003. The Company granted the replacement options to participating employees on September 18, 2003, the date that is six months and one day from the cancellation date. The replacement options were granted with an exercise price per share of $2.79 which was equal to the closing price reported by the Nasdaq Stock Market for our Common Stock on the replacement grant date.

The Board of Directors approved the above program because the Company recognized that the exercise prices of a number of our employees’ outstanding options to purchase the Company’s common stock were significantly higher than the then-current price of our common stock. This development reduced the potential value of those options and our stock option program to employees. By offering employees the ability to participate in the Exchange Program described above, the Company intended to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, thereby creating better incentives for employees to remain with the Company and contribute to the attainment of the Company’s business and financial objectives and the creation of value for all of the Company’s stockholders. With the exception of Mr. Agarwal and Mr. Singer, none of our directors and executive officers participated in the Exchange Program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2000, the Company entered into an employment agreement with Mr. Adkar, the Company’s Vice President of Corporate Engineering, pursuant to which the Company granted to Mr. Adkar options to purchase 400,000 shares of the Company’s common stock with a guaranteed gain of $8.00 per share for the first 150,000 shares vested. In July 2000 and July 2001, in accordance with the terms of the employment agreement, the Company provided loans to Mr. Adkar in the aggregate principal amount of $1,200,000, pursuant to two promissory notes at annual interest rates of 5.59% and 5.02%, respectively, secured by pledges of the $8.00 per share guaranteed gain on an aggregate of 150,000 shares of Common Stock. The largest aggregate amounts of indebtedness outstanding during the last fiscal year on the first and second promissory notes were $636,335 and $632,630, respectively (including interest payable). In the first quarter of fiscal year 2004, the promissory notes and accrued interest were paid in full.

In January 2003, the Company and Mr. Adkar entered into an agreement to cancel a portion of Mr. Adkar’s option (described above) with respect to the first 150,000 shares of Common Stock that had vested under such option agreement, including the related $8.00 per share guaranteed gain. As consideration for the partial termination of the option and the termination of the guarantee, the Company paid Mr. Adkar $1,200,000 in the first quarter of fiscal year 2004.

In September 2001, the Company provided a loan to Mr. Lanza, Senior Vice President Operations and Business Development and Chief Financial Officer, in the principal amount of $100,000 at an annual interest rate of 4.82% pursuant to a promissory note secured by a pledge of 240,000 shares of Common Stock. As of January 31, 2004, an aggregate amount of $9,559, which includes interest payable, remained outstanding on the promissory note. The largest aggregate amount of indebtedness outstanding during the last fiscal year was $109,868. In the first quarter of fiscal year 2005, the promissory note and accrued interest were paid in full.

On April 1, 2002, prior to being appointed to the Company’s Board of Directors, Mr. Richman, as the Chief Executive Officer of The Consortium for Technology Licensing, Ltd., entered into a patent licensing agreement with the Company as its exclusive licensing agent. As the licensing agent, The Consortium for Technology Licensing, Ltd. will seek to derive licensing revenue from third parties that wish to exercise the patent rights in connection with the manufacture, use or sale of products that are not made by or for the Company and do not incorporate the Company’s products. The Company will pay royalty payments to The Consortium for Technology Licensing, Ltd. based on net revenues derived from Licensee agreements, as well as, reasonable travel and out-of-pocket expenses.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company’s compensation programs and policies applicable to its executive officers are administered by either the Compensation Committee of the Board of Directors or the Board of Directors. During the fiscal year ended January 31, 2004, the Board of Directors administered the Company’s compensation programs and policies. The Board did not modify or reject any action or recommendation by the Compensation Committee. The Compensation Committee is made up entirely of non-employee directors. The programs and policies are designed to provide competitive compensation and to enhance stockholder value by aligning the financial interests of the executive officers of the Company with those of its stockholders.

Compensation Philosophy

The Board of Directors has adopted a management compensation program based on the following compensation principles:

•	The Company provides the level of total compensation necessary to attract and retain the best executives in its industry.

•	Compensation is linked to performance and to the creation of stockholder value.

•	Compensation balances rewards for short-term versus long-term results.

•	Compensation programs include features that encourage executives to make a long-term career commitment to the Company and its stockholders.

•	Plans include measurements based on continuous growth and performance relative to peer companies.

Compensation Methodology

The Company strives to provide a comprehensive executive compensation program that is both innovative and competitive, in order to attract and retain superior, executive talent.

Each year the Compensation Committee of the Board of Directors or the Board of Directors reviews market data and assesses the Company’s competitive position in each component of executive compensation, including base salary, annual incentive compensation and long-term incentives.

The descriptions below of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility or unique skills of the executives.

Components of Compensation

The Company’s compensation package for executive officers consists of three basic elements: (i) base salary; (ii) annual incentive compensation; and (iii) long-term incentives in the form of stock options granted pursuant to the Company’s stock plans. Other elements of compensation include a defined contribution 401(k) plan and medical and life insurance benefits available to employees, generally.

Each element of compensation has a different purpose. Salary and incentive payments are mainly designed to reward current and past performance. Stock options are primarily designed to provide a strong incentive for superior long-term future performance and are directly linked to stockholders’ interest because the value of the awards will increase or decrease based upon the future price of the Company’s Common Stock.

Base Salary

Base salaries for fiscal 2003, reported herein, were determined by the Board of Directors. The Board of Directors reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Board of Directors takes into consideration the overall performance of the Company, the Chief Executive Officer’s evaluation of individual executive officer performance, the level of expertise, responsibility and experience of executives and independent compensation surveys such as the Radford Survey for High Technology Companies. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made in conjunction with the Chief Executive Officer. The Board of Directors independently determines the base salary for the Chief Executive Officer by: (i) examining the Company’s performance against its preset goals, (ii) examining the Company’s performance within the semiconductor industry, (iii) evaluating the overall performance of the Chief Executive Officer, and (iv) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the semiconductor, computer graphics and personal computer software industries. As a part of a Company wide program to reduce costs in fiscal year 2004, the Chief Executive Officer’s base salary was reduced by 20% from $315,000 to $252,000 in March 2003. Sixty-three thousand restricted shares of the Company’s common stock were awarded to him in return for his salary reduction. The restriction on the common stock expired and his base salary of $315,000 was reinstated on March 1, 2004.

Annual Incentive Compensation

The annual incentive compensation is a cash-based incentive bonus program. The plan establishes a fixed percentage of the executive officer’s annual salary as their target annual incentive opportunity. The annual incentive compensation provides for payment of cash bonuses to executive officers that are directly related to the profitability and gross revenues of the Company, as well as accomplishing specific milestone achievements, such as production related events and achieving strategic design wins. In addition, the Board of Directors from time to time may authorize the Company to pay individuals a discretionary bonus based on the individual employee’s overall performance.

The Committee approved no incentive compensation for the executive officers for fiscal 2004. The bonus column of the Summary Compensation Table contains the annual incentive payment as well as discretionary bonuses for fiscal 2004 for each of the Company’s most highly compensated executive officers.

Stock Options

Long-term incentives are provided through stock option grants to employees, including the Named Officers. The number of shares subject to each stock option grant is based on the employee’s current and anticipated future performance and ability to affect achievement of strategic goals and objectives. The Company grants options in order to directly link a significant portion of each employee’s total compensation to the long-term interest of stockholders. Since options are generally granted at the fair market value of the Company’s Common Stock and vest over a multi-year period, employees will only receive value from the options to the extent that they remain employed by the Company and the Company’s Common Stock price increases during the term of the options, thus generating returns for both stockholders and executives. In the fiscal year ended January 31, 2004, the Company granted stock options to employees at the fair market value on the dates of the grants as well as stock options at an option price less than fair market value on the dates of the grants. The Board believes these option grants were essential to enable it to retain and attract its workforce.

It is the Company’s policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company’s 2003 Stock Plan and the executive bonus programs are generally structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

Employee Stock Purchase Plan

The Company maintains a qualified employee stock purchase plan subject to provisions of the Internal Revenue Code, which is generally available to all employees, and pursuant to which employees can purchase Company stock through payroll deductions of up to 10% of their base salary. This plan allows participants to buy Company stock at a discount from the market price.

The Compensation Committee of the Board of Directors of NeoMagic Corporation has furnished the foregoing report:

Brian P. Dougherty

James Lally

Paul Richman

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors in accordance with its charter. The Audit Committee is composed of members of the Board of Directors who are independent of the management of the Company and are free of any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 31, 2004 with Ernst & Young LLP, the Company’s independent auditors. Ernst & Young LLP is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under Statement of Auditing Standards No. 61 (SAS 61, Communications with Audit Committee). The Committee has discussed with Ernst & Young LLP the matters required to be discussed under SAS 61. In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held seven meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of the Board of Directors of NeoMagic Corporation:

James Lally

Anil Gupta

Carl Stork

COMPENSATION COMMITTEE INTERLOCKS

Mr. Dougherty, Mr. Lally and Mr. Richman are members of the Compensation Committee. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all of its executive officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to reporting ownership and changes in ownership of NeoMagic Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended January 31, 2004.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of the Company’s Common Stock with The Nasdaq Stock Market Index (U.S.) and The Nasdaq Electronic Components Stock Index. The comparison assumes the investment of $100 on January 31, 1999. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended January 31, 2004 is being furnished to stockholders concurrently herewith.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michael J. Danaher Michael J. Danaher
Secretary

Santa Clara, California

June 1, 2004

APPENDIX A

NEOMAGIC CORPORATION

2003 STOCK PLAN

1) Purposes of the Plan. The purposes of this 2003 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Stock Appreciation Rights may also be granted under the Plan.

2) Definitions. As used herein, the following definitions will apply:

a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means NeoMagic Corporation, a Delaware corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Inside Director” means a Director who is an Employee.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v) “Optioned Stock” means the Common Stock subject to an Option, Stock Purchase Right or Stock Appreciation Right.

(w) “Optionee” means the holder of an outstanding Option, Stock Purchase Right or Stock Appreciation Right granted under the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Plan” means this 2003 Stock Plan.

(aa) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan or Shares of restricted stock issued pursuant to an Option.

(bb) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(cc) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(dd) “SAR Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual SAR grant. The SAR Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee) “Stock Appreciation Right” or “SAR” means an award that pursuant to Section 12 is designated as a SAR.

(ff) “Section 16(b)” means Section 16(b) of the Exchange Act.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 500,000 Shares plus (a) any Shares which have been reserved but not issued under the Company’s Amended 1993 Stock Plan (the “1993 Plan”) as of the date of stockholder approval of this Plan and (b) any Shares returned to the 1993 Plan as a result of termination of options or repurchase of Shares issued under the 1993 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, the Company may not grant more than 20% of the total Shares reserved for issuance hereunder pursuant to Options, Stock Purchase Rights or Stock Appreciation Rights that have a per share exercise or purchase price that is less than Fair Market Value on the date of grant.

If an Option, Stock Purchase Right or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or right, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares will become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options, Stock Purchase Rights and Stock Appreciation Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option, Stock Purchase Right and Stock Appreciation Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Purchase Right or Stock Appreciation Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right or Stock Appreciation Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Option, Stock Purchase Right or Stock Appreciation Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, Stock Purchase Right or Stock Appreciation Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, Stock Purchase Right or Stock Appreciation Right previously granted by the Administrator;

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Optionees and any other holders of Options, Stock Purchase Rights or Stock Appreciation Rights.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option will be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option, Stock Purchase Right or Stock Appreciation Right will confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations will apply to grants of Options:

(i) No Service Provider will be granted, in any fiscal year of the Company, Options to purchase more than 2,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8. Term of Option. The term of each Option will be stated in the Option Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option

a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the

Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder will be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Optionee’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Optionee’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Optionee does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following Optionee’s death. Unless otherwise provided by the Administrator, if at the time of death Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser will have the rights equivalent to those of a stockholder, and will be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12. Stock Appreciation Rights. Each SAR grant will be evidenced by a SAR Agreement that will specify the terms of the SAR, the conditions of exercise, the expiration date, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, the rules of Sections 9(c) and 10 of the Plan also will apply to SARs. Upon exercise of a SAR, an Optionee will be entitled to receive a payment from the Company (at the discretion of the Administrator, in cash, in Shares of equivalent value, or in some combination thereof) in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price, by (ii) the number of Shares with respect to which the SAR is exercised.

13. Transferability of Options, Stock Purchase Rights and Stock Appreciation Rights. Unless determined otherwise by the Administrator, an Option, Stock Purchase Right or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option, Stock Purchase Right or Stock Appreciation Right transferable, such Option, Stock Purchase Right or Stock Appreciation Right will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option, Stock Purchase Right or Stock Appreciation Right, as well as the numerical Share limits in Section 6 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Appreciation Right until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Appreciation Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right will lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option, Stock Purchase Right or Stock Appreciation Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option, Stock Purchase Right and Stock Appreciation Right will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, Stock Purchase Right or Stock Appreciation Right, the Optionee will fully vest in and have the right to exercise the Option, Stock Purchase Right or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, Stock Purchase Right or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator will notify the Optionee in writing or electronically that the Option, Stock Purchase Right or Stock Appreciation Right will be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Purchase Right or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option, Stock Purchase Right or Stock Appreciation Right will be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option, Stock Purchase Right or Stock Appreciation Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash, the fair market value of the consideration, received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or Stock Appreciation Right, for each Share subject to the Option, Stock Purchase Right or Stock Appreciation Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

15. Date of Grant. The date of grant of an Option, Stock Purchase Right or Stock Appreciation Right will be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Purchase Right or Stock Appreciation Right, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Optionee within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights and Stock Appreciation Rights granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Option, Stock Purchase Right or Stock Appreciation Right unless the exercise of such Option, Stock Purchase Right or Stock Appreciation Right and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, Stock Purchase Right or Stock Appreciation Right, the Company may require the person exercising such Option, Stock Purchase Right or Stock Appreciation Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

20. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

NEOMAGIC CORPORATION

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

[NMCCM—NEOMAGIC CORPORATION] [FILE NAME: ZNMCC1.ELX] [VERSION—(1)] [05/19/04] [orig. 05/19/04]

DETACH HERE

Please mark X votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF EACH OF PROPOSALS 2, 3 AND 4 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1. ELECTION OF DIRECTORS

Nominees: (01) Prakash Agarwal, (02) Brian P. Dougherty, (03) James Lally, (04) Paul Richman, (05) Anil Gupta and (06) Carl Stork

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

FOR AGAINST ABSTAIN

2. Proposal to amend the 2003 Stock Plan to provide for an increase in the number of shares of Common Stock available for issuance under the Plan by 1,500,000 shares.

FOR AGAINST ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2005.

FOR AGAINST ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

This proxy should be marked, dated, signed by the stockholder exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature: Date: Signature: Date:

DIFFERENTIATION THROUGH INTEGRATION

NeoMagic develops and markets value-added semiconductor solutions enabling high performance multimedia on handheld systems.

[NMCCM—NEOMAGIC CORPORATION] [FILE NAME: ZNMCC2.ELX] [ZNEOMG.LGO] [VERSION—(1)] [05/19/04] [orig. 05/19/04]

DETACH HERE

PROXY

NEOMAGIC CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 8, 2004

The undersigned stockholder of NeoMagic Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of June 1, 2004, and hereby appoints PRAKASH AGARWAL and SCOTT SULLINGER, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of NeoMagic Corporation to be held on July 8, 2004, at 10:00 a.m., local time, at 650 Page Mill Road, Palo Alto, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE